Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST ANNOUNCES OFFERING

OF 11.0 MILLION SHARES OF COMMON STOCK

DALLAS, June 19, 2013 — Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford” or the “Company”) today announced that it has commenced a follow-on public offering of 11,000,000 shares of common stock. The Company expects to grant the underwriters of the offering a 30-day option to purchase up to an additional 1,650,000 shares of common stock.

Ashford intends to use the net proceeds of the offering to effect the planned spin-off of Ashford Hospitality Prime, Inc. that the Company announced on June 17, 2013, including, because of the way the spin-off is structured, to pay the common stock dividend just for this new share issue for the quarter ending June 30, 2013. If the spin-off is not effected, Ashford intends to use the net proceeds of the offering for other general corporate purposes, including, without limitation, financing future hotel-related investments, capital expenditures, working capital and repayment of debt or other obligations.

BofA Merrill Lynch, Deutsche Bank Securities, and Morgan Stanley are acting as the joint book-running managers for the offering. KeyBanc Capital Markets, Credit Agricole CIB and Credit Suisse are acting as senior co-managers.

A registration statement relating to the shares is effective with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor will there be any sale of such shares or any other securities in any state or other jurisdiction which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The offering is being made only by means of a prospectus supplement and the related base prospectus, which have been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement, final prospectus supplement (when available) and the related base prospectus may be obtained from BofA Merrill Lynch by contacting 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com, Deutsche Bank Securities by contacting 60 Wall Street, New York, NY 10005-2836, Attention: Prospectus Group, or email: prospectus.cpdg@db.com, Morgan Stanley by contacting 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or email: prospectus@morganstanley.com, or on the internet site of the Securities and Exchange Commission at www.sec.gov.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within in the United States.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and size of the offering and the use of proceeds from the offering, including the planned spin-off of Ashford Hospitality Prime, Inc. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of the condition to the completion of the spin-off . These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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